UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2025

OPKO Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.
Miami, Florida		33137
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 305 575-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2025, the Compensation Committee of the Board of Directors (the “Committee”) of OPKO Health, Inc. (the “Company”) held a meeting to review certain compensation matters for the Company’s executive officers and non-executive employees. At the meeting, the Committee (i) granted stock options to the Company’s named executive officers (the “Officers”) to purchase the number of shares of the Company's common stock set forth opposite their names below and (ii) approved bonus payments to employees, including the Officers named below in the amounts set forth opposite their names. The stock options have an exercise price of $1.31 per share, vest ratably on an annual basis over four years, and expire on the tenth anniversary of the grant date.

Name	Title	Stock Options	Bonus
Phillip Frost, M.D.	Chief Executive Officer/Chairman	500,000	$480,000
Jane H. Hsiao, Ph.D.	Vice Chairman/Chief Technical Officer	500,000	$450,000
Elias A. Zerhouni, M.D.	Vice Chairman/President	500,000	$450,000
Steven D. Rubin	Executive Vice President - Administration	437,500	$400,000
Adam Logal	Senior Vice President/Chief Financial Officer	437,500	$475,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

Date:	May 29, 2025	By:	/s/ Steven D. Rubin
		Name:	Steven D. Rubin
		Title:	Executive Vice President - Administration